UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) December 6, 2010


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                     1-3390            04-2260388
(State or other jurisdiction of   Commission       (I.R.S. Employer
 incorporation)                  File Number)     Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On December 6, 2010, Seaboard Corporation completed the acquisition of a 50 percent non-controlling interest in Butterball, LLC ("Butterball") for a cash purchase price of $177.5 million. Butterball is a vertically integrated producer, processor and marketer of branded turkeys, turkey meat and parts. The other 50 percent interest in Butterball continues to be owned by Maxwell Farms, LLC, a North Carolina limited liability company ("Maxwell"). In connection with the purchase, Butterball acquired the live turkey growing and related assets of an affiliate of Maxwell and of Murphy-Brown LLC ("Murphy Brown") (a subsidiary of Smithfield Foods, Inc., which previously owned a 49 percent interest in Butterball). Butterball previously purchased turkeys from the Maxwell affiliate and Murphy Brown for processing.

In connection with the purchase, Seaboard provided Butterball with a $100 million unsecured subordinated loan (the "Subordinated Loan") in accordance with the terms previously disclosed. In connection with providing the Subordinated Loan, Seaboard received detachable warrants, which upon exercise for a nominal exercise price, enables Seaboard to acquire an additional five percent of the equity of Butterball, subject to Butterball having the right to repurchase the warrant for fair market value. The warrant agreement essentially provides Seaboard with a 52.5 percent economic interest as these warrants are in-substance an additional equity interest. However, all significant corporate governance matters would continue to be shared equally between Seaboard and Maxwell even if the warrants are exercised by Seaboard, unless Seaboard already owns a majority of the voting rights at the time of exercise.

Butterball also obtained a $300 million senior secured credit loan ("Senior Credit Loan"") comprised of a term loan facility of $150 million and a revolving credit facility of $150 million, with a five year term. Seaboard previously disclosed that it had committed to provide this financing if third party financing could not be obtained.

The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the Purchase Agreement and the other agreements entered into in connection with the acquisition.

On December 6, 2010, Seaboard issued a press release announcing the acquisition of the interest in Butterball, LLC. The full text of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on December 6, 2010, Registrant issued a press release announcing a declaration of dividend. The full text of this press release is included as
Exhibit 99.2 to this Current Report on Form 8-K.

Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, and you should not place undue reliance on any such forward-looking statements, including those regarding the Butterball joint venture and the anticipated benefits of the venture. Forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements, including risks related to operating the joint venture going forward, and the failure to realize anticipates synergies or operational efficiencies from the joint venture. The company cautions investors not to place undue reliance on any forward-looking statements, and encourages investors to review risk factors contained in Seaboard Corporation's most recent Securities and Exchange Commission reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, press releases and other communications. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

     Seaboard hereby furnishes the following exhibit pursuant to Item 8.01:

     99.1 Press release of Seaboard Corporation dated December 6, 2010 announcing the agreement to purchase an interest in Butterball, LLC.

     99.2 Press release of Seaboard Corporation dated December 6, 2010 announcing a declaration of dividend.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  December 6, 2010

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer

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